Exhibit 10.46

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is dated the 10th day of November, 2009

B E T W E E N:

LIVE CURRENT MEDIA INC., a corporation incorporated under the laws of Nevada, USA

(the “Company”)

 OF THE FIRST PART

- and -

C. GEOFFREY HAMPSON of Vancouver, British Columbia

(the “Executive”)

 OF THE SECOND PART

WHEREAS the Company and the Executive (collectively, “the parties”) entered into an employment agreement dated as of May 31, 2007 (the “Employment Agreement”) pursuant to which the Company has been employing the Executive as therein provided;

AND WHEREAS the Executive has deferred his compensation under the Employment Agreement since February 1, 2009;

AND WHEREAS the parties now wish to amend the Employment Agreement as set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the terms and conditions contained herein, the parties covenant and agree  as follows:

1.           The Employment Agreement shall be and is hereby amended effective as of October 1, 2009 (the “Effective Date”) as set forth below:

(a)	Definitions.

(i)           Unless defined herein, capitalized terms have the meaning given to them in the Employment Agreement.

(ii)           The following language shall be added to the end of the definition of “Change of Control of the Company” set forth in Section 1 of the Employment Agreement:

“Change of Control of the Company” as used in this Agreement shall also mean (a) if during the Employment Period, as it may be extended from time-to-time, the individuals who constituted the Company’s Board at the beginning of such period (the “Incumbent Board”) cease to constitute a majority of the Company’s Board for any reason(s) other than (i) the voluntary resignation of one or more Board members; (ii) the refusal by one or more Board members to stand for election to the Board; and/or (iii) the removal of one or more Board members for good cause; provided, however, (1) that if the nomination or election of any new director of the Company was approved by a vote of at least a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board; and (2) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (A) as a result of either an actual or threatened director election contest wherein a person or group of persons opposed a solicitation made by the Company with respect to the election or removal of directors at any annual or special meeting of the Company’s shareholders, or (B) as a result of a solicitation of proxies or consents by or on behalf of any person other than the Company or its designated representatives (a “Proxy Contest”), or (C) as a result of any agreement intended to avoid or settle any director election contest or Proxy Contest; (b) any cancellation or nonrenewal of the Company’s directors and officers insurance coverage without the approval of the Executive or the majority of the Incumbent Board; or (b) as a result of a successful tender offer.

(b)           Base Salary.  Section 3.1 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

Base Salary.  During the period from June 1, 2007 through January 31, 2009, the Company shall pay the Executive a gross base salary in the amount of $300,000.  From and after February 1, 2009, and continuing during the period of Executive’s employment hereunder, the Company shall pay the Executive a gross base salary in the amount of $120,000.00 (the “Salary”) in respect of each year thereafter, payable in equal instalments on the closest Business Day to the middle and the end of each calendar month during such year.  The payment of $80,000 of the Salary that was deferred during the period beginning on February 1, 2009 and ending on September 30, 2009 shall be converted to equity and paid as restricted shares of the Company’s common stock.  The stock price for such conversion shall be the closing price of the common stock on December 1, 2009.  Such payment shall have deducted from it any amounts as are required by law to be withheld and deducted by the Company, which amounts shall be remitted by the Company to the requisite government authorities or agencies.

(b)           Bonus Remuneration.  Section 3.3 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

Bonus Remuneration.  The Executive may, in respect of each year of his employment hereunder, be entitled to an annual bonus in the form of shares of the Company’s common stock or cash or some combination thereof.  The entitlement to, amount and form of bonus remuneration shall be determined and approved by the Board of Directors in its sole discretion.  Any bonus remuneration shall be paid within 30 days following the date when the audited financial statements for such year have been approved by the Board.

(c)           Termination Without Just Cause and Without Notice.  Clause (i) of subsection 6.3(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

(i)  $300,000; and

2.           General Provisions.

(a)           Except as specifically amended herein, all terms and conditions of the Employment Agreement shall remain in full force and effect and are hereby affirmed by the parties.

(b)           Headings. The headings used in this Amendment have been inserted for convenience of reference only and shall not affect the construction or interpretation hereof.

(c)           Invalidity of Provisions. Each of the provisions contained in this Amendment is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

(d)           Entire Agreement. This Amendment supercedes all prior discussions, representations, warranties and agreements, both written and oral, among the Parties with respect to the subject matter hereof, and contains the sole and entire agreement among the Parties with respect to the subject matter hereof. No prior drafts of this Amendment and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Amendment.

(e)           Waiver.  Any term of this Amendment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Amendment, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Amendment on any future occasion. All remedies, either under this Amendment or by any laws or otherwise afforded, will be cumulative and not alternative.

(f)           Amendment. This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto.

(g)           Binding Effect. This Amendment is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

(h)           Currency.  All amounts in this Amendment are stated and shall be paid in Canadian currency.

(i)           Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia.

(j)           Counterparts. This Agreement may be executed via facsimile transmission and in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

3.	Acknowledgment by Executive. Executive acknowledges that he:

(a)	has had sufficient time to review and consider this Amendment thoroughly;

(b)           has read and understands the terms of this Amendment and his obligations hereunder; and

(c)           has been given an opportunity to obtain independent legal advice, or such other advice as he may desire concerning the interpretation and effect of this Amendment.

IN WITNESS WHEREOF the parties have executed this Amendment as of the day and year first above written.

LIVE CURRENT MEDIA INC.
By: /s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer

Witness	EXECUTIVE

/s/ Andrea Laird	/s/ C. Geoffrey Hampson
C. GEOFFREY HAMPSON